Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Interchange Corporation

We consent to the use in this Amendment No. 1 to the Registration Statement on Form SB-2 of our report dated April 16, 2004, except for Note 12, for which the date is June 25, 2004, and Note 13, for which the date is January 5, 2005, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Summary Financial Data” and “Experts” in the Prospectus.

/s/ HASKELL & WHITE LLP

Irvine, California
February 10, 2005